UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 15, 2016

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 3, 2015, and effective January 1, 2016, Vertex Energy, Inc. (the “Company”, “we” and “us”) entered into a Second Amendment to Processing Agreement with KMTEX LLC (previously KMTEX Ltd., “KMTEX”), which amended the April 17, 2013 (effective June 1, 2012) Tolling Agreement we are party to with KMTEX, as previously amended by the First Amendment entered into in November 2013, and effective November 1, 2013. The amendment formally extended the date of the initial term of the Tolling Agreement to December 31, 2016, provided that if not terminated by either party by written notice to the other, received within ninety (90) days prior to the expiration of the initial term, as amended (or any Extension Term, defined below), the agreement automatically renews for a successive one (1) year period (an “Extension Term”). The Tolling Agreement can be automatically extended for up to six (6) Extension Terms from the end of the extended initial term.  The amendment also updated the pricing terms of the agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*#	Second Amendment to Processing Agreement between KMTEX LLC and Vertex Energy, Inc., dated December 3, 2015 and effective January 1, 2016

* Filed herewith.

# Certain portions of this document as filed herewith (which portions have been replaced by “***’s”) have been omitted in connection with a request for Confidential Treatment which has been submitted to the Commission in connection with this filing. This entire exhibit including the omitted confidential information has been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 15, 2016	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

Exhibit No.	Description
10.1*#	Second Amendment to Processing Agreement between KMTEX LLC and Vertex Energy, Inc., dated December 3, 2015 and effective January 1, 2016

* Filed herewith.

# Certain portions of this document as filed herewith (which portions have been replaced by “***’s”) have been omitted in connection with a request for Confidential Treatment which has been submitted to the Commission in connection with this filing. This entire exhibit including the omitted confidential information has been filed separately with the Commission.